UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St., Suite 450 Needham, MA		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 25, 2025, Candel Therapeutics, Inc. (the “Company”) issued a press release announcing positive final overall survival data from its randomized controlled phase 2 clinical trial of CAN-2409 in non-metastatic pancreatic cancer.

A copy of the full press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K are furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in any such filing.

Item 8.01 Other Events.

On February 25, 2025, the Company announced positive final overall survival data from its randomized controlled phase 2 clinical trial of CAN-2409 in non-metastatic pancreatic cancer (as of a February 20, 2025 data cut-off):

•
Prolonged and sustained survival was observed in this randomized controlled clinical trial after experimental treatment with CAN-2409 compared to the control group in patients with borderline resectable pancreatic ductal adenocarcinoma (“PDAC”)
o
Estimated median overall survival after enrollment was 31.4 months in the CAN-2409 group (n=7) versus only 12.5 months in the control group (n=6).
o
Median survival post-progression was 21.2 months in patients who received CAN-2409 compared to 7.2 months in the control arm.
o
Importantly, three out of seven patients who received CAN-2409 were still alive at the time of data cut-off with a survival of 66.0, 63.6, and 35.8 months, respectively, after enrollment; survival from the time of diagnosis for these patients was 73.5, 68.8, and 41.3 months, respectively. Of these, the first patient had stage IV metastatic disease detected during surgery, the second had residual tumor present at the resection margin, and the third had adenocarcinoma with negative resection margins. In contrast, only one out of six patients randomized to standard of care (“SoC”) chemotherapy arm remained alive at the data cut-off (61.2 months from enrollment and 65.5 months from diagnosis); histologic analysis at resection showed intraepithelial neoplasia (without evidence of residual invasive adenocarcinoma) in this patient, which is associated with improved prognosis.
o
Previous analysis at 24 months showed survival rates of 71.4% in patients treated with CAN-2409 compared to 16.7% in the control group.
•
Previous analysis of blood and resected tumors showed consistent and robust activation of the immune response after experimental treatment with CAN-2409
o
In pancreatic tissue of patients treated with CAN-2409 plus prodrug, together with SoC (but not SoC alone), dense aggregates of CD8+ granzyme B+ cytotoxic tumor infiltrating lymphocytes, dendritic cells, and B cells were observed in the tumor microenvironment.
o
Increased levels of soluble granzymes B and H, along with pro-inflammatory cytokines, including IFN-γ, were detected in peripheral blood following CAN-2409 treatment, but not in the control arm, supporting CAN-2409’s ability to drive a potent systemic anti-tumoral immune response.
•
CAN-2409 continued to be associated with a favorable safety/tolerability profile
o
The addition of CAN-2409 regimen to SoC was generally well-tolerated, with no dose-limiting toxicities, including no cases of pancreatitis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated February 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date: February 25, 2025	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci
President and Chief Executive Officer